EXHIBIT 10.2

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES.  THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.  THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

PRESTO FOOD & BEVERAGE, INC.

CONVERTIBLE PROMISSORY NOTE

[$_______]	November ___, 2007

FOR VALUE RECEIVED, Presto Food & Beverage, Inc., a New York corporation (the “Company”), promises to pay to the order of [_____________], a [_________] (the “Holder”), or its assignees, the principal sum of [_________________($____)] plus interest at the rate, subject to Section 4 hereof, of twelve percent (12%) per annum, or so much, thereof, which may be outstanding on the Maturity Date (as hereinafter defined).

Subject to Section 7 hereof, the entire outstanding principal amount and accrued interest of this convertible promissory note (this “Note”)  shall be due and payable on a date (the “Maturity Date”) which shall be the earlier to occur of: (i) two (2) years from the date hereof or ________, 2009 or (ii) the Company becoming a reporting company pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended.

The following is a statement of the rights of the Holder and the conditions to which this Note is subject and to which Holder, by the acceptance of this Note, and the Company, by execution of this Note, agree as follows:

1.

Conversion of the Note into Capital Stock.  The Company will prepare and file a registration statement with the Securities and Exchange Commission (the “Registration Statement”) within ninety (90) days of the date hereof (the “Closing Date”).  No sooner than thirty (30) days prior to filing the Registration Statement, the Company shall notify the Holder of its intention to file the Registration Statement and shall allow for such Holder to convert the outstanding principal amount plus any accrued, but unpaid interest of the Notes into shares of the Company’s common stock (“Common Stock”) at the conversion price of $0.26 per share (“Conversion Price”).  The Common Stock issuable upon conversion of the Notes is hereinafter defined as the “Conversion Shares.”

2.

Notice of Conversion/Conversion Procedure.  In order to convert this Note into Common Stock, the Holder must deliver a dated and signed notice of conversion, stating its intention to convert the full principal and accrued interest of this Note into the Conversion Shares (the “Notice of Conversion”).  Notices of Conversion, a copy of which is attached hereto, shall be deemed delivered on the date sent, if personally delivered, to the Company’s Chief Executive Officer at the Company's principal place of business, or when actually received if sent by another method.  The Notice of Conversion shall be accompanied by the original Note.

The Company shall use its reasonable best efforts to issue or cause its transfer agent to issue the Conversion Shares within three (3) business days after the Company receives a fully executed and completed Notice of Conversion and original Debenture.  The Company shall bear the cost associated with the issuance of the Conversion Shares. Such Conversion Shares shall be issued with a restrictive legend indicating that the Conversion Shares were issued in a transaction which is exempt from registration under the Securities Act of 1933, as amended, and that the Conversion Shares cannot be transferred unless they are so registered, or an exemption from registration is available, in the reasonable opinion of counsel to the Company.  The Conversion Shares shall be issued in the same name as the person who is the Holder unless, in the reasonable opinion of counsel to the Company, such transfer can be made in compliance with applicable securities laws.  The person in whose name the certificates of Conversion Shares are so registered shall be treated as a common stockholder of the Company on the date such Conversion Shares are so issued.

Notwithstanding the above, the Company shall not be obligated to issue to the Holder such certificates evidencing shares of the Conversion Shares upon conversion of this Note unless such Note is delivered to the Company for cancellation (or the Holder notifies the Company that such Note has been lost, stolen or destroyed and executes an agreement reasonably satisfactory to the Company, together with reasonably requested surety, to indemnify the Company from any such loss incurred in connection with the loss of such Note).

3.

Adjustment Due to Dilutive Issuance. If, at any time when the Notes are issued and outstanding, the Company issues or sells any shares of Common Stock or securities convertible into or exercisable for shares of Common Stock for no consideration or for a consideration per share (before deduction of reasonable expenses or commissions or underwriting discounts or allowances in connection therewith) less than the Conversion Price (a “Dilutive Issuance”), then immediately upon the Dilutive Issuance, the Conversion Price will be reduced to the amount of the consideration per share received by the Company in such Dilutive Issuance; provided, that only one adjustment will be made for each Dilutive Issuance.

4.

If the Company shall (a) fail to pay any principal or interest payable hereunder promptly on the due date thereof, or upon the occurrence of an Event of Default or upon the Maturity Date, or (b) breach its obligations to register the Conversion Shares pursuant to the terms of the Registration Rights Agreement, then the entire unpaid principal sum, together with all interest accrued payable hereunder added thereto, at the option of the Holder, shall bear interest, from the date of such occurrence through the date of judgment and until collection, at the rate of twenty-four percent (24%) per annum.

5.

Registration Rights.  The Company has granted to the Holder certain registration rights pursuant to a Registration Rights Agreement, a form of which is attached as Exhibit A hereto.

6.

Representations and Warranties of The Company.  The Company hereby represents and warrants to Holder, that the following are true and correct as of the date hereof and as of the Closing Date:

a.

Organization; Authorization.  The Company (i) is duly organized, validly existing and in good standing under the laws of the state of New York, and (ii) is duly licensed and qualified and in good standing under the laws of each jurisdiction where the properties owned, operated or leased by it or the nature of its activities makes qualification necessary, except where the failure to be so licensed, qualified or domesticated would not have a material adverse effect to the condition (financial or otherwise), properties, assets, liabilities, businesses, operations, results of operations or prospects of such entity, considered as a whole (a “Material Adverse Effect”).  The execution, delivery and performance of the obligations of the Company set forth in this Note has been duly authorized by all necessary action by the Company and its Board of Directors.  This Note has been duly executed and delivered and is a legal, valid and binding agreement of the Company, enforceable against it in accordance with its terms.

b.

No Violations. The Company is not in violation or default of any provision of its Articles of Incorporation, Bylaws or any other governance documents, as amended. The Company is in compliance with all applicable federal, state and local statutes, laws and regulations, except those that would not have a Material Adverse Effect.  The Company has not breached or defaulted under, nor does the Company have any knowledge of any claim or threat that the Company has breached or defaulted under, any term or condition of any agreement, contract, lease, license, instrument or commitment to which the Company is a party or by which it or its properties or assets are bound that individually or in the aggregate would have a Material Adverse Effect.

c.

Capitalization.  The capitalization of the Company is as set forth in Schedule 2(c) attached hereto.

d.

Conversion.  Upon conversion of this Note, Holder will own valid and marketable title to the Conversion Shares, as applicable, free and clear of all mortgages, claims, liens, security interests, options, pledges or encumbrances of any kind whatsoever, other than restrictions on transfer created by federal or state securities laws.

e.

Litigation. There is no action, suit, investigation, arbitration, mediation or any judicial or administrative proceeding pending against, or to the knowledge of the Company, threatened against or affecting the Company or any of its assets before any court or arbitrator or any governmental body, agency or official which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Note.

f.

Disclosure.  The Company has provided Holder with all information reasonably available to it that the Holder has requested in connection with its evaluation of the transactions contemplated by this Note.

7.

Covenants of The Company.  For so long as this Note or any obligations hereunder (whether principal, interest or otherwise) are outstanding, the Company shall:

a.

use the proceeds of the Note only for working capital and operating expenses;

b.

maintain, preserve, protect and keep all assets and properties owned by the Company used or held for use in the conduct of its business to be insured and maintained and kept in good condition, repair and working order (reasonable wear and tear excepted);

c.

maintain accurate books, accounts and records of the Company;

d.

comply with all material legal requirements and material contractual obligations applicable to the operations and business of the Company, including preserving its existence and good standing in New York, and payment of all applicable taxes, assessments, and other governmental charges or levies imposed on the

Company or upon its income, profits or property as they become due and payable;

e.

pay all amounts due under this Note in accordance with the terms hereof and observe, perform and comply with every covenant, term and condition expressed or implied in this Note;  and

f.

promptly notify Holder in writing, stating that such notice is being given pursuant to this Note, of any event that has or may have a Material Adverse Effect on the Company, and take all reasonable and necessary or appropriate steps to remedy such Material Adverse Effect.

8.

Events of Default.  The occurrence and continuation of any of the following shall constitute an “Event of Default” under this Note:

a.

Failure to Pay or Other Defaults in Performance.  The Company fails to pay in full the principal amount and any accrued interest on the Maturity Date, pursuant to the terms herein; or

b.

Other Breaches.  The  Company breaches its representations or warranties or otherwise fails to duly observe, perform or comply with any material covenant, agreement or provision of this Note, and such failure remains unremedied for a period of thirty (30) days after notice of such failure is given by the Holder to the Company; or

c.

Voluntary Bankruptcy or Insolvency Proceedings.  The Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of any of its creditors, (iv) be dissolved or liquidated, or sell or liquidate all or substantially all of its assets, (v) become insolvent (as such term may be defined or interpreted under any applicable statute), (vi) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vii) take any action for the purpose of effecting any of the foregoing; or

d.

Involuntary Bankruptcy or Insolvency Proceedings.  Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company or of all or a substantial part of the property thereof or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company, or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced.

9.

Rights of Holder upon Default.  Upon the occurrence and during the continuation of any Event of Default, immediately and without notice, all outstanding principal and accrued but unpaid interest payable by the Company hereunder shall automatically become immediately due and payable, without presentment, demand, grace, diligence in collecting, protest or any notice of any kind, all of which are hereby expressly and severally waived by the Company and all other parties now or hereafter liable for payment hereof, whether as an endorser, guarantor, surety or otherwise, anything contained herein to the contrary notwithstanding.  In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, Holder may exercise any other right, power or remedy granted to it by this Note, the that certain Subscription Agreement or otherwise permitted to it by law, either by suit in equity or by action at law, or both.

10.

Successors and Assigns.  The rights and obligations of the Company and Holder of this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

11.

Waiver and Amendment.  Any provision of this Note may be amended or modified only upon the written consent of the Company and Holder (or holder’s respective assigns).  No delay or omission of Holder or any other holder hereof to exercise any power, right or remedy accruing to Holder or any other holder hereof shall impair any such power, right or remedy or shall be construed to be a waiver of the right to exercise any such power, right or remedy.

12.

Expenses.  Each party shall pay its costs and expenses incurred in connection with this Note.

13.

Assignment by The Company.  This Note and the rights, interests or obligations hereunder may not be assigned, in whole or in part, by the Company without the prior approval of the Holder.

14.

Notices.  Any notice, or other communication required or permitted to be given under this Agreement shall be deemed given when received in writing by the Parties at the address below or to such other address or the attention of such other Party as the Parties shall advise the other by written notice given in conformity herewith:

If to the Company:

Presto Food & Beverage, Inc.

410 Park Avenue, 2nd Floor

New York, NY 10022

Attention: Fernando O. Leonzo

With a Copy to:

Gersten Savage, LLP

600 Lexington Avenue

New York, New York, 10022

Attention: Peter J. Gennuso, Esq.

If to the Holder at the address set forth on the signature page hereto.

or to such other address or the attention of such other Party as the Parties shall advise the other by notice in conformity herewith.

15.

Partial Invalidity.  Each part of this Note is intended to be separate.  If any term, covenant, condition or provision hereof is illegal or invalid or unenforceable for any reason whatsoever, such illegality, invalidity or unenforceability shall not affect the legality, validity or enforceability of the remaining parts of this Note and all such remaining parts hereto shall not be impaired or invalidated in any way, but shall be legal, valid and enforceable and have full force and effect as if the illegal, invalid, unenforceable part has not been included.

16.

Expenses; Waivers.  If action is instituted to collect this Note, the Company promises to pay all costs and expenses, including, without limitation, reasonable attorneys’ fees, and costs, incurred in connection with such action. The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this Note.

17.

Governing Law.  This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law provisions of the State of New York, or of any other state.  Venue shall be exclusively in the federal and state courts of New York County, New York.

18.

Waiver of Jury Trial.  To the fullest extent permitted by applicable law, the Company and the Holder hereby irrevocably and expressly waive all right to a trial by jury in any action, proceeding, counterclaim (whether based upon contract, tort or otherwise) arising out of or relating to this Note, or other documents entered in connection herewith or the transactions contemplated hereby.

19.

Headings.  The headings of the sections and subsections of this Note are inserted for convenience only and do not constitute a part of this Note.

20.

Miscellaneous.  If this Note any other document related to this loan are lost, stolen, mutilated or destroyed, and the Holder delivers to the Company an indemnification in the Company’s favor, signed by the Holder, the Company will sign and deliver to Holder, a new Note in form and content which will have the effect of the original for all purposes.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK].

IN WITNESS WHEREOF, the Company has caused this Note to be issued as of the date first written above.

PRESTO FOOD & BEVERAGE, INC.

By:
Name:
Title:

The undersigned Holder does

hereby accept and agree to all of the

terms and conditions of the above Note.

By:
Name:
Address

NOTICE OF CONVERSION

Pursuant to Section 1 of that certain Convertible Promissory Note (the “Note”) issued to ________________________, the undersigned hereby exercises his/her/its right to convert the full principal and any accrued interest of the Note into shares of Presto Food & Beverage, Inc. (the “Company”) Common Stock.  As per the Note, the undersigned understands that the Conversion Price (as defined in the Note) will be equal to $0.26 per share, unless an adjustment is made to the Conversion Price pursuant to Section 3 of the Note.

Date of Note:

Amount:

Maturity Date:

By:_____________________________________________________________

[Names of Debenture Holder]

Date:_____________________________

1) ENCLOSE ORIGINAL SIGNED NOTE AND THIS NOTICE AND RETURN TO:

Fernando O. Leonzo

President

Presto Food & Beverage, Inc.

410 Park Avenue, 2nd Floor

New York, NY 10022

Exhibit A

FORM OF REGISTRATION RIGHTS AGREEMENT